Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Essex Property Trust, Inc.:

We consent to (i) the use of our report dated February 23, 2012, (except as to notes 2, 6, 12, 14, and 17 which are as of February 7, 2013), with respect to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and noncontrolling interest, and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule III incorporated by reference herein, (ii) the use of our report dated February 23, 2012 with respect to the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference herein, and (iii) the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

San Francisco, California
February 8, 2013